As filed with the Securities and Exchange Commission on April 7, 1999

                         Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 CBS Corporation
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                                          25-0877540
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                               51 West 52nd Street
                            New York, New York 10019
   (Address of Registrant's principal executive offices, including zip code)

                                 CBS Corporation
                          1993 Long-Term Incentive Plan
                            (Full title of the plan)

                               ANGELINE C. STRAKA
              Vice President, Secretary and Deputy General Counsel
                               51 West 52nd Street
                            New York, New York 10019
                     (Name and address of agent for service)
                                 (212) 975-3335
          (Telephone number, including area code, of agent for service)


                                 ---------------


                         CALCULATION OF REGISTRATION FEE

 Title of                         Proposed          Proposed
securities       Amount            maximum           maximum          Amount of
   to be         to be          offering price       aggregate      registration
registered     registered       per share(1)     offering price(1)     fee(1)
--------------------------------------------------------------------------------
Common
Stock,
par value
$1.00 per
share.....  14,477,000 shares     $40.9375         $592,652,188    $164,757.31

Preferred
Stock Purchase
Rights....  14,477,000 shares           (2)                  (2)            (2)
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on March 31, 1999.

(2) The Preferred Stock Purchase Rights of CBS are attached to and trade with the shares of CBS Common Stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of CBS Common Stock.



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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents, each as filed by CBS Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) Description of the Company's Common Stock contained in its Registration Statement on Form 10 filed pursuant to the Exchange Act on May 15, 1935, as amended or updated pursuant to the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

         As of April 7, 1999, Angeline C. Straka, Vice President, Secretary and Deputy General Counsel of the Company, who has given an opinion as to the legality of the securities being registered hereunder, held options to purchase 162,075 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers

         The contents of Item 6 of Registration Statement No. 333-12583 are incorporated herein by reference.

Item 7.  Exemption from Registration Claimed

         Not applicable.



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

Item 8. Exhibits

  Exhibit No.     Description
  ----------      -----------

      4.1 Restated Articles of Incorporation of the Company as amended to December 11, 1997 is incorporated by reference to Exhibit 3(b) to the Company's Form 10-K for the year ended December 31, 1997.

      4.2 By-laws of the Company, as amended to March 11, 1999 is incorporated by reference to Exhibit 3(b) to the Company's Form 10-K for the year ended December 31, 1998.

      4.3 Rights Agreement is incorporated by reference to Exhibit 1 to Form 8-A filed on January 9, 1996.

      4.4 1993 Long-Term Incentive Plan of the Company, as amended to April 1, 1999.

      5 Opinion of Angeline C. Straka, Vice President, Secretary and Deputy General Counsel, as to the legality of the securities being registered.

      23.1        Consent of Counsel -- contained in opinion filed as Exhibit 5.

      23.2        Consent of KPMG LLP.

      24          Powers of Attorney.

Item 9.  Undertakings

         The contents of Item 9 of Registration Statement No. 33-53815 are incorporated herein by reference.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1999.

                        CBS Corporation


                        By:             /s/ Angeline C. Straka
                           -------------------------------------------------
                                            Angeline C. Straka
                           Vice President, Secretary and Deputy General Counsel



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 7th day of April, 1999, in the capacities indicated:


Signature                           Title
---------                           -----

                 *                  President and
                                    Chief Executive Officer
---------------------------------   (principal executive officer)
(Mel Karmazin)                      and Director


                 *                  Executive Vice President and
                                    Chief Financial Officer
---------------------------------   (principal financial officer)
(Fredric G. Reynolds)



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


                 *                  Vice President and Controller
---------------------------------   (principal accounting officer)
(Robert G. Freedline)


                 *
---------------------------------   Director
(Robert E. Cawthorn)


                 *
---------------------------------   Director
(George H. Conrades)


                 *
---------------------------------   Director
(William H. Gray III)


                 *
---------------------------------   Director
(Martin C. Dickinson)


                 *
---------------------------------   Director
(Jan Leschly)


                 *
---------------------------------   Chairman and Director
(David T. McLaughlin)


                 *
---------------------------------   Director
(Richard R. Pivirotto)


                 *
---------------------------------   Director
(Raymond W. Smith)


                 *
---------------------------------   Director
(Paula Stern)


                 *
---------------------------------   Director
(Robert D. Walter)





                                                 *By /s/ ANGELINE C. STRAKA
                                                     ----------------------
                                                     Angeline C. Straka
                                                     Attorney-In-Fact



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



                                  EXHIBIT INDEX

 Exhibit No.      Description
 -----------      -----------

    4.1 Restated Articles of Incorporation of the Company as amended to December 11, 1997 is incorporated by reference to the Company's Form 10-K for the year ended December 31, 1997.

    4.2 By-laws of the Company, as amended to March 11, 1999 are incorporated by reference to Exhibit 3(b) to the Company's Form 10-K for the year ended December 31, 1998.

    4.3 Rights Agreement is incorporated by reference to Exhibit 1 to Form 8-A filed on January 9, 1996.

    4.4           1993 Long-Term Incentive Plan of the Company, as amended to
                  April 1, 1999.

    5 Opinion of Angeline C. Straka, Vice President, Secretary and Deputy General Counsel, as to the legality of the securities being registered.

    23.1          Consent of Counsel -- contained in opinion filed as Exhibit 5.

    23.2          Consent of KPMG LLP.

    24            Powers of Attorney.




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